The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Filed pursuant to
Rule 424(b)(2)
File No. 333-157300
SUBJECT TO COMPLETION, DATED JUNE 1, 2009
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated April 8, 2009)
Shares
IMAX Corporation
Common Shares

     We are offering           common shares, no par value. We have granted the underwriter an option to purchase up to an           additional common shares to cover over-allotments, if any, within 30 days of the date of this prospectus supplement.
     Our common shares trade on the NASDAQ Global Market (“NASDAQ”) under the symbol “IMAX” and on the Toronto Stock Exchange (the “TSX”) under the symbol “IMX.” On May 29, 2009, the last reported sale price of our common shares on NASDAQ and the TSX was $7.50 and Cdn$8.15, respectively.
     INVESTING IN OUR COMMON SHARES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE S-3 OF THIS PROSPECTUS SUPPLEMENT.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discount	$	$
Proceeds to Us (before expenses)	$	$
     The underwriter expects to deliver the common shares to purchasers on or about June  , 2009 through the book-entry facilities of The Depository Trust Company.

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Roth Capital Partners
The date of this prospectus supplement is      , 2009.

Prospectus Supplement
Prospectus
     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely on it. The securities are not being offered in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying prospectus is delivered or common shares sold on a later date.
     CANADA HAS NO SYSTEM OF EXCHANGE CONTROLS. THERE ARE NO CANADIAN RESTRICTIONS ON THE REPATRIATION OF CAPITAL OR EARNINGS OF A CANADIAN PUBLIC COMPANY TO NON-RESIDENT INVESTORS. THERE ARE NO CANADIAN LAWS OR EXCHANGE RESTRICTIONS AFFECTING THE REMITTANCE OF DIVIDENDS, INTEREST, ROYALTIES OR SIMILAR PAYMENTS TO NON-RESIDENT HOLDERS OF OUR SECURITIES, EXCEPT FOR INCOME TAX PROVISIONS WHICH MAY APPLY TO PARTICULAR SECURITIES TO BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

     Unless the context requires otherwise or otherwise as expressly stated, the terms “we,” “our,” “us,” “IMAX” and the “Company” refer to IMAX Corporation, a corporation incorporated under the federal laws of Canada, and its consolidated subsidiaries.

     IMAX®, IMAX® Dome, IMAX® 3D, IMAX® 3D Dome, Experience It In IMAX®, The IMAX Experience®, An IMAX Experience®, IMAX DMR®, IMAX MPX®, IMAX think big® and think big® are trademarks and trade names of the Company or its subsidiaries that are registered or otherwise protected under laws of various jurisdictions.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     Certain statements included or incorporated by reference in this prospectus may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, references to future capital expenditures (including the amount and nature thereof), business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, plans and references to the future success of the Company together with its wholly-owned subsidiaries and expectations regarding the Company’s future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to: general economic, market or business conditions, including the length and severity of the current economic downturn; the effect of the current economic downturn and credit market disruption on the Company’s ability to refinance its existing indebtedness and on the Company’s movie exhibitor customers; the opportunities (or lack thereof) that may be presented to and pursued by the Company; competitive actions by other companies; the performance of IMAX DMR films; conditions in the in-home and out-of-home entertainment industries; the signing of theater system agreements; changes in laws or regulations; conditions, changes and developments in the commercial exhibition industry; the failure to convert theater system backlog into revenue; risks associated with the Company’s transition to a digitally-based projector; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; the potential impact of increased competition in the markets the Company operates within; risks related to foreign currency fluctuations; risks related to the Company’s prior restatements and the related litigation and ongoing inquiries by the Securities and Exchange Commission (the “SEC”) and the Ontario Securities Commission (the “OSC”); and other factors, many of which are beyond the control of the Company. Consequently, all of the forward-looking statements included or incorporated by reference in this prospectus are qualified by these cautionary statements, and actual results or anticipated developments by the Company may not be realized, and even if substantially realized, may not have the expected consequences to, or effects on, the Company. We urge you to review carefully the section entitled “Risk Factors” in this prospectus supplement for additional details about risks that may affect these forward-looking statements. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.
ABOUT THIS PROSPECTUS SUPPLEMENT
      This prospectus supplement relates to a prospectus which is a part of a registration statement that we have filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell the securities described in the accompanying prospectus in one or more offerings. The accompanying prospectus provides you with a general description of the securities we may offer. This prospectus supplement contains specific information about the terms of this offering. This prospectus supplement may add, update or change information contained in the accompanying prospectus. Please carefully read both this prospectus supplement and the accompanying prospectus in addition to the information described in the section of this prospectus supplement entitled “Where You Can Find More Information.”
     If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. In various places in this prospectus supplement and the accompanying prospectus, we refer you to sections of other documents for additional information by indicating the caption heading of the other sections. All cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise indicated.

S-i

SUMMARY
     This summary is not complete and does not contain all of the information that you should consider before buying our common shares. You should read the entire prospectus supplement and accompanying prospectus carefully including, in particular, the section entitled “Risk Factors” beginning on page S-3 and the more detailed information and financial statements and related notes appearing elsewhere or incorporated by reference in this prospectus supplement before making an investment decision.
IMAX Corporation
          We are one of the world’s leading entertainment technology companies, specializing in motion picture technologies and large-format film presentations. Our principal business is (i) the design and manufacture of large-format digital and film-based theater systems, (ii) the sale or lease of such systems or the contribution of such systems under revenue-sharing arrangements and (iii) the conversion of two-dimensional and three-dimensional Hollywood feature films for exhibition on such systems around the world. Our theater systems are based on proprietary and patented technology for both large-format 15-perforation film frame, 70mm format projectors. Our customers who purchase, lease or otherwise acquire our theater systems are theater exhibitors that operate commercial theaters (particularly multiplexes), museums, science centers, or destination entertainment sites. We generally do not own IMAX theaters, but we license the use of our trademarks along with the sale or lease of our equipment. We refer to all theaters using the IMAX theater system as IMAX theaters.
          We were formed in March 1994 as a result of an amalgamation between WGIM Acquisition Corp. and our predecessor, IMAX Corporation. The predecessor IMAX was incorporated in 1967.
          Our principal executive offices are located in: Mississauga, Ontario, Canada; New York, New York; and Santa Monica, California. The address and phone number for our Mississauga office is as follows: 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, (905) 403-6500. The address and phone number for our New York office is as follows: 115 E. 59th Street, Suite 2100, New York, New York, 10022, (212) 821-0100. The address and telephone number for our Santa Monica office is as follows: 3003 Exposition Blvd., Santa Monica, California, 90405, (310) 255-5500.

THE OFFERING

Issuer	IMAX Corporation

Common shares offered	shares

Over-allotment option	We have granted the underwriter an option to purchase up to additional common shares to cover over-allotments, if any, within 30 days of the date of this prospectus supplement.

Common shares estimated to be outstanding immediately after this offering	( if the underwriter exercises in full its option to purchase additional common shares)

Use of proceeds	We estimate that the net proceeds to us from this offering after commissions and expenses will be approximately $ million, or approximately $ million if the underwriter exercises its over-allotment in full. We intend to use the net proceeds from the sale of our common shares offered by this prospectus supplement for the repayment of debt, including a portion of our 9 5/8% Senior Notes due December 2010, and for general corporate purposes. See “Use of Proceeds.”

Risk factors	See “Risk Factors” beginning on page S-3 of this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our common shares.

NASDAQ Global Market Symbol	IMAX

Toronto Stock Exchange Symbol	IMX
       The number of our common shares outstanding after this offering is based on approximately 43,735,340 shares outstanding as of May 29, 2009. Unless otherwise indicated, the number of common shares outstanding presented in this prospectus supplement excludes:
•	2,258,947 common shares reserved for future stock option grants under our equity compensation plans as of May 29, 2009;

•	6,488,121 common shares issuable upon the exercise of outstanding stock options as of May 29, 2009 at a weighted average exercise price of $6.01 per share;

•	160,000 common shares issuable upon the exercise of restricted stock awards as of May 29, 2009; and

•	common shares that may be purchased by the underwriter to cover over-allotments, if any.

RISK FACTORS
          An investment in our common shares involves a high degree of risk. Prior to making a decision about investing in our common shares, you should carefully consider the risks described below and in the Company’s most recent Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q. The occurrence of any of these risks could materially adversely affect our business, operating results and financial condition. As a result the trading price of our common shares may decline, and you might lose part or all of your investment.
          The risks and uncertainties we describe are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of our common shares and the loss of all or part of your investment.
RISKS RELATED TO THE COMPANY’S FINANCIAL PERFORMANCE OR CONDITION
     The Company is highly leveraged, which may make it difficult to refinance its existing indebtedness and obtain new financing and which limits cash flow available for its operations.
     The Company is highly leveraged. As at March 31, 2009, its total indebtedness was $180.0 million and the Company’s shareholders’ deficit was $98.5 million. The Company’s high leverage has important possible consequences. It may:
•	make it more difficult for the Company to satisfy its financial obligations;

•	make it more difficult for the Company to refinance its existing indebtedness;

•	lead to dilution of the Company’s shares if the Company elects to reduce existing indebtedness through use of its equity;

•	limit the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes;

•	require the Company to dedicate all or a substantial portion of its cash flow from operations to the payment of principal and interest on its indebtedness, resulting in less cash available for its operations and other purposes;

•	impede the Company’s research and development initiatives;

•	limit the Company’s ability to rapidly adjust to changing market conditions; and

•	increase the Company’s vulnerability to downturns in its business or in general economic conditions.
     The Company’s ability to satisfy its obligations and to reduce its total debt depends in large part on its future operating performance. The Company’s future operating performance is subject to many factors, including economic, financial and competitive factors, which may be beyond its control and, as a result, the Company may be unable to provide sufficient net proceeds to meet these obligations. In addition, the capital markets are currently experiencing a period of dislocation and instability, as evidenced by a lack of liquidity in both the equity and debt capital markets, significant write-offs in the financial services sector, the repricing of credit risk in the broadly syndicated credit market and the failure of certain major financial institutions. These events have contributed to worsening general economic conditions that are materially and adversely affecting the broad financial and credit markets and reducing the availability and increasing the price of debt and equity capital. The Company’s $160.0 million aggregate principal amount of Senior Notes and its $20.0 million of indebtedness outstanding under the Credit Facility mature on December 1, 2010 and October 31, 2010, respectively. In addition to its existing indebtedness, the Company has an unfunded U.S. defined benefit pension plan, the SERP, covering Richard L. Gelfond, the Company’s Chief Executive Officer, and Bradley J. Wechsler, the Chairman of the Company’s Board of Directors, and current SERP assumptions include that approximately $15.3 million will be paid out in August 2010. In light of current credit conditions, there can be no assurance that the Company will be successful in refinancing its existing indebtedness or in obtaining new financing on a timely basis or on satisfactory terms or at all. If the Company is unable to refinance its indebtedness or obtain other financing, the Company will face substantial liquidity challenges and there is no guarantee that the Company will have sufficient cash flow or capital resources to meet its repayment and other obligations.

     Even if the Company is able to refinance its existing indebtedness or to obtain new financing in the short term, continued volatility and disruptions in the capital and credit markets as result of uncertainty, changing or increased regulation of financial institutions, reduced alternatives or failures of significant financial institutions could adversely affect the Company’s access to liquidity needed for its business in the longer term. As a result, the Company could be required to fund its business without significant outside capital. In such an event, the Company may have to conserve cash by significantly reducing its spending and limiting certain operational and strategic initiatives, including, potentially, the execution of future joint revenue sharing arrangements and by forgoing business opportunities that are in the Company’s best interests until the markets stabilize or until alternative credit arrangements or other funding for the Company’s business needs can be arranged. The inability to carry out such initiatives or pursue business opportunities could adversely affect the Company’s operating results, cash flows and financial position over the longer term.
     The Company may not generate cash flow sufficient to service all of its obligations.
     The Company’s ability to make payments on and to refinance its indebtedness and to fund its operations, working capital and capital expenditures, depends in large part on its ability to generate positive cash flows in the future. The Company’s cash flow is subject to general economic, industry, financial, competitive, technological, operating, regulatory and other factors, many of which are beyond its control. The Company’s business may not generate cash flow in an amount sufficient to enable it to repay its indebtedness or to fund its other liquidity needs.
     Current economic conditions beyond the Company’s control could materially affect the Company’s business by reducing both revenue generated from existing IMAX theater systems and the demand for new IMAX theater systems.
     The global macro-economic outlook for 2009 is largely negative and the U.S. and global economies could remain significantly challenged for an indeterminate period of time. While historically the movie industry has proved to be somewhat resistant to economic downturns, and while the Company is actively taking steps to mitigate the effect of the economic downturn on its operations, present economic conditions, which are beyond the Company’s control, could lead to a decrease in discretionary consumer spending. It is difficult to predict the severity and the duration of any decrease in discretionary consumer spending resulting from the economic downturn and what affect it may have on the movie industry, in general, and box office results of the Company’s films in particular.
     The Company’s revenues are increasingly dependent on box-office revenues. The Company’s sale and sales-type lease agreements typically provide for additional revenues based on a percentage of theater box-office receipts when attendance at an IMAX theater exceeds a minimum threshold. In addition, the Company receives a percentage of the gross box-office receipts of its IMAX DMR films. The Company’s joint revenue sharing arrangements typically provide it with a portion of exhibitor’s IMAX box-office and concession revenue in lieu of receiving significant payments at the beginning of a contract term. As the Company continues to install theater systems under joint revenue sharing arrangements, the Company’s revenues will be more directly dependent on the box-office performance of IMAX films. Accordingly, any decline in attendance at commercial IMAX theaters could materially and adversely affect the Company’s future revenues and cash flows.
     The Company also depends on the sale and lease of IMAX theater systems to commercial movie exhibitors to generate revenue. Commercial movie exhibitors generate revenues from consumer attendance at their theaters, which depends on the willingness of consumers to spend discretionary income at movie theaters. While in the past, the movie industry has proven to be somewhat resistant to economic downturns, in the event of declining box office and concession revenues, commercial exhibitors may be less willing to invest capital in new IMAX theaters. In addition, as a result of the continued disruptions in the capital and credit markets that may limit exhibitors’ access to capital, exhibitors may be unable to invest capital in new IMAX theaters. A decline in demand for new IMAX theater systems could materially and adversely affect the Company’s results of operations.
     Under the Company’s joint revenue sharing arrangement with American Multi-Cinema, Inc. (“AMC”), the obligation of AMC to accept the delivery of additional theater systems is subject to certain box-office performance thresholds. Although such thresholds have been significantly exceeded to date, there is no guarantee that they will continue to be, and the failure to achieve box-office performance thresholds could result in fewer theater systems being installed under the Company’s agreement with AMC.
     There is collection risk associated with payments to be received over the terms of the Company’s theater system agreements.
     The Company is dependent in part on the viability of its exhibitors for collections under long-term leases, sales financing agreements and joint revenue sharing arrangements. Exhibitors or other operators may experience financial difficulties, particularly given current economic conditions, that could cause them to be unable to fulfill their contractual payment obligations to the Company. As a result, the Company’s future revenues and cash flows could be adversely affected.

     The Company may not convert all of its backlog into revenue and cash flows.
     At March 31, 2009, the Company’s sales backlog included 190 theater systems, consisting of arrangements for 101 sales and lease systems and 89 theater systems under joint revenue sharing arrangements. The Company lists signed contracts for theater systems for which revenue has not been recognized as sales backlog prior to the time of revenue recognition. The total value of the sales backlog represents all signed theater system sale or lease agreements that are expected to be recognized as revenue in the future (other than those under joint revenue sharing arrangements) and includes initial fees along with the present value of fixed minimum ongoing fees due over the term, but excludes contingent fees in excess of fixed minimum ongoing fees that might be received in the future and maintenance and extended warranty fees. Notwithstanding the legal obligation to do so, not all of the Company’s customers with which it has signed contracts may accept delivery of theater systems that are included in the Company’s backlog. This could adversely affect the Company’s future revenues and cash flows. In addition, customers with theater system obligations in backlog sometimes request that the Company agree to modify or reduce such obligations, which the Company has agreed to in the past under certain circumstances. Customer requested delays in the installation of theater systems in backlog remain a recurring and unpredictable part of the Company’s business. The Company has seen a number of theater systems installations originally anticipated for the third and fourth quarters of 2008 move to anticipated installations for 2009 and beyond.
     The Company depends on commercial movie exhibitors to purchase or lease its IMAX theater systems, to supply revenue under joint revenue sharing arrangements as well as to provide additional revenues under its sales and sales-type lease agreements and to supply venues in which to exhibit its IMAX DMR films.
     The Company’s primary customers are commercial multiplex exhibitors. The Company is unable to predict if, or when, they or other exhibitors will purchase or lease IMAX theater systems or enter into joint revenue sharing arrangements with the Company, or whether any of the Company’s existing customers will continue to do any of the foregoing. If exhibitors choose to reduce their levels of expansion or decide not to purchase or lease IMAX theater systems or enter into joint revenue sharing arrangements with the Company, including as a result of the current economic downturn, the Company’s revenues would not increase at an anticipated rate and motion picture studios may be less willing to reformat Hollywood 35mm films into the Company’s film format for exhibition in commercial IMAX theaters. As a result, the Company’s future revenues and cash flows could be adversely affected.
     The success of the IMAX theater network is directly related to the availability and success of IMAX DMR films.
     An important factor affecting the growth and success of the IMAX theater network is the availability of films for IMAX theaters. The Company produces only a small number of such films and, as a result, the Company relies principally on films produced by third party filmmakers and studios, particularly Hollywood features converted from 35mm format using the Company’s IMAX DMR technology. There is no guarantee that these filmmakers and studios will continue to release IMAX films, or that the films they produce will be commercially successful. The steady flow and successful box office performance of IMAX DMR releases becomes more important to the Company’s financial performance as the number of joint revenue sharing arrangements included in the overall IMAX network grows. The Company’s revenues from joint revenue sharing arrangements are driven directly by exhibitors’ box-office results, which are dependent on commercial acceptance of IMAX DMR films. Moreover films can be subject to delays in production or changes in release schedule, which can negatively impact the number, timing and quality of IMAX DMR and IMAX original films released to the IMAX theater network.

     The Company’s theater system revenue can vary significantly from its cash flows under theater system sales or lease agreements.
     The Company’s theater systems revenue can vary significantly from the associated cash flows. The Company generally provides financing to customers for theater systems on a long-term basis through long-term leases or notes receivables. The terms of leases or notes receivable are typically 10 to 20 years. The Company’s sale and lease-type agreements typically provide for three major sources of cash flow related to theater systems:
•	initial fees, which are paid in installments generally commencing upon the signing of the agreement until installation of the theater systems;

•	ongoing fees, which are paid monthly after all theater systems have been installed and are generally equal to the greater of a fixed minimum amount per annum and a percentage of box-office receipts; and

•	ongoing annual maintenance and extended warranty fees, which are generally payable commencing in the second year of theater operations.
     Initial fees generally make up a majority of cash received for a theater arrangement.
     For sales and sales-type leases, the revenue recorded is generally equal to the sum of initial fees and the present value of minimum ongoing fees due under the agreement. Cash received from initial fees in advance of meeting the revenue recognition criteria for the theater systems is recorded as deferred revenue. Contingent fees are recognized as they are reported by the theaters after annual minimum fixed fees are exceeded.
     Leases that do not transfer substantially all of the benefits and risks of ownership to the customer are classified as operating leases. For these leases, initial fees and minimum fixed ongoing fees are recognized as revenue on a straight-line basis over the lease term. Contingent fees are recognized as they are reported by the theaters after annual minimum fixed fees are exceeded.
     As a result of the above, the revenue set forth in the Company’s financial statements does not necessarily correlate with the Company’s cash flow or cash position. Revenues include the present value of future contracted cash payments and there is no guarantee that the Company will receive such payments under its lease and sale agreements if its customers default on their payment obligations.
     There are several risks associated with the Company’s transition to a digitally-based projector, including technical risks and business risks, such as the risk that movie studios may be unwilling to pay the higher costs of IMAX film prints, particularly for certain under-performing movie theaters outside the United States and Canada.
     In 2008, the Company completed the development of its proprietary digitally-based projector, which the Company predicts will ultimately supplant and replace its film-based projector for a large portion of its commercial theater customer base. As of March 31, 2009, the Company has installed 73 digitally-based projectors, including seven digital upgrades, all of which are currently in operation, and has signed contracts for the installation of an additional 148 digitally-based projectors in future periods. As the number of digitally-based projectors in the commercial IMAX theater network grows, movie studios may be unwilling to continue to pay the high costs of IMAX film prints, particularly those intended for under-performing theaters located outside the United States and Canada. While the Company is actively seeking solutions to ensure that IMAX film prints will be delivered to such theaters, there can be no assurance that these measures will be adequate to ensure that all IMAX theaters will continue to receive film prints.
     In addition, while to date the digitally-based projectors have been highly reliable, technical flaws or bugs may become apparent in the future which would require repairs or modifications to the projector. Competitors may design digitally-based projectors which are more attractive to the consumer and/or are more cost effective than the Company’s, and may make the Company’s projectors less competitive. As a result of this competition, the Company could lose market share if demand for its products declines, which could seriously harm its business and operating results. In addition, the need for additional research and development and/or for capital to finance the replacement of certain theater systems and associated conversion costs could require the Company to raise additional capital, which capital may not be available to the Company on attractive terms, or at all.

     The Company’s operating results and cash flow can vary substantially from quarter to quarter and could increase the volatility of its share price.
     The Company’s operating results and cash flow can fluctuate substantially from quarter to quarter. In particular, fluctuations in theater system installations can materially affect operating results. Factors that have affected the Company’s operating results and cash flow in the past, and are likely to affect its operating results and cash flow in the future, include, among other things:
•	the timing of signing and installation of new theater systems;

•	the demand for, and acceptance of, its products and services;

•	the recognition of revenue of sales and sales-type leases;

•	the classification of leases as sales-type versus operating leases;

•	the volume of orders received and that can be filled in the quarter;

•	the level of its sales backlog;

•	the timing and commercial success of films produced and distributed by the Company and others;

•	the signing of film distribution agreements;

•	the financial performance of IMAX theaters operated by the Company’s customers and by the Company;

•	financial difficulties faced by customers, particularly customers in the commercial exhibition industry;

•	the magnitude and timing of spending in relation to the Company’s research and development efforts; and

•	the number and timing of joint revenue sharing arrangement installations, related capital expenditures and timing of related cash receipts.
     Most of the Company’s operating expenses are fixed in the short term. The Company may be unable to rapidly adjust its spending to compensate for any unexpected sales shortfall, which would harm quarterly operating results, although the results of any quarterly period are not necessarily indicative of its results for any other quarter or for a full fiscal year.
     The Company may not be able to generate profits in the future.
     The Company had significant losses in each of 2008, 2007 and 2006 and the three months ended March 31, 2009. The Company may not be able to generate profits in any future period. If the Company does not generate profits in future periods, it may be unable to finance the operations of its business or meet its debt obligations.
     The Company’s revenues from existing customers are derived in part from financial reporting provided by its customers, which may be inaccurate or incomplete, resulting in lost or delayed revenues.
     The Company’s revenue under its joint revenue sharing arrangements, a portion of the Company’s payments under lease or sales arrangements and its film license fees are based upon financial reporting provided by its customers. If such reporting is inaccurate, incomplete or withheld, the Company’s ability to receive the appropriate payments in a timely fashion that are due to it may be impaired. The Company’s contractual audits of IMAX theaters may not rectify payments lost or delayed as a result of customers not fulfilling their contractual obligations with respect to financial reporting.
     The agreements governing the Company’s indebtedness contain significant restrictions that limit its operating and financial flexibility.
     The agreements governing the Company’s indebtedness including the agreement governing its credit facility and the Indenture governing the Senior Notes, contain certain restrictive covenants that, among other things, limit its ability to:

•	incur additional indebtedness;

•	pay dividends and make distributions;

•	repurchase stock;

•	make certain investments;

•	transfer or sell assets;

•	create liens;

•	enter into transactions with affiliates;

•	issue or sell stock of subsidiaries;

•	create dividend or other payment restrictions affecting restricted subsidiaries; and

•	merge, consolidate, amalgamate or sell all or substantially all of its assets to another person.
     These restrictive covenants impose operating and financial restrictions on the Company that limit the Company’s ability to engage in acts that may be in the Company’s long-term best interests.
     The introduction of new products and technologies and changes in the way the Company’s competitors operate could harm the Company’s business.
     The out-of-home entertainment industry is very competitive, and the Company faces a number of challenges. In addition to existing large-format film projection competitors, the Company may also face competition in the future from companies in the entertainment industry with new technologies and/or substantially greater capital resources. The Company also faces competition from a number of alternative motion picture distribution channels such as home video, pay-per-view, video-on-demand, DVD, Internet and syndicated and broadcast television. The Company also competes for the public’s leisure time and disposable income with other forms of entertainment, including sporting events, concerts, live theater and restaurants.
     Furthermore, the out-of-home entertainment industry in general is undergoing significant changes. Primarily due to technological developments and changing consumer tastes, numerous companies are developing, and are expected to continue to develop, new entertainment products for the out-of-home entertainment industry, which may compete directly with the Company’s products. Competitors may design products which are more attractive to the consumer and/or are more cost effective than the Company’s and may make its products less competitive. As a result of this competition, the Company could lose market share if demand for its products declines, which could seriously harm its business and operating results.
     The motion picture exhibition industry is in the early stages of conversion from film-based media to electronic-based media. The Company has developed a proprietary digitally-based projector that can be utilized in IMAX theaters, and is currently available for sale. The Company’s digital roll-out has been successful to date. The Company installed 73 digitally-based projectors as at March 31, 2009 and has signed contracts for the installation of an additional 148 digital projectors. There are several risks associated with the Company’s transition to a digitally-based projector. See “Risk Factors – Risks Related to the Company’s Financial Performance or Condition – There are several risks associated with the Company’s transition to a digitally-based projector, including technical risks and business risks, such as the risk that movie studios may be unwilling to pay the higher costs of IMAX film prints, particularly for certain under-performing movie theaters outside the United States and Canada.”

     The Company conducts business internationally, which exposes it to uncertainties and risks that could negatively affect its operations and sales.
     A significant portion of the Company’s sales are made to customers located outside the United States and Canada. Approximately 31%, 35% and 36% of its revenues were derived outside of the United States and Canada in 2008, 2007 and 2006, respectively. The Company expects its international operations to continue to account for a significant portion of its revenues in the future and plans to expand into new markets in the future. The Company does not have significant experience in operating in certain foreign countries and is subject to the risks associated with doing business in those countries. The Company currently has theater systems installations projected in countries where economies have been unstable in recent years. The economies of other foreign countries important to the Company’s operations could also suffer slower economic growth or instability in the future. The following are among the risks that could negatively affect the Company’s operations and sales in foreign markets:
•	new restrictions on access to markets, both for theater systems and films;

•	unusual or burdensome foreign laws or regulatory requirements or unexpected changes to those laws or requirements;

•	fluctuations in the value of foreign currency versus the U.S. dollar and potential currency devaluations;

•	new tariffs, trade protection measures, import or export licensing requirements, trade embargoes and other trade barriers;

•	imposition of foreign exchange controls in such foreign jurisdictions;

•	dependence on foreign distributors and their sales channels;

•	difficulties in staffing and managing foreign operations;

•	adverse changes in monetary and/or tax policies;

•	poor recognition of intellectual property rights;

•	inflation;

•	requirements to provide performance bonds and letters of credit to international customers to secure system component deliveries; and

•	political, economic and social instability.
     The Company may still be able to incur more indebtedness, which could further exacerbate the risks associated with its existing indebtedness.
     In spite of the current state of the capital and credit markets, the Company may be able to incur substantial additional indebtedness in the future. Although the agreements governing the indebtedness contain restrictions on the incurrence of additional indebtedness, debt incurred in compliance with these restrictions could be substantial. If additional indebtedness is added to its current indebtedness levels, the related risks that the Company faces would be magnified.
     The Company may experience adverse effects due to exchange rate fluctuations.
     A substantial portion of the Company’s revenues are denominated in U.S. dollars, while a substantial portion of its expenses are denominated in Canadian dollars. The Company also generates revenues in Euros and Japanese Yen. While the Company entered into a forward contract with the Bank of Montreal to hedge its exposure to exchange rate fluctuations between the U.S. and the Canadian dollar, the Company may not be successful in reducing its exposure to these fluctuations. The use of derivative contracts is intended to mitigate or reduce transactional level volatility in the results of foreign operations, but does not completely eliminate volatility.

     The Company is subject to impairment losses on its film assets.
     The Company amortizes its film assets, including IMAX DMR costs capitalized using the individual film forecast method, whereby the costs of film assets are amortized and participation costs are accrued for each film in the ratio of revenues earned in the current period to management’s estimate of total revenues ultimately expected to be received for that title. Management regularly reviews, and revises when necessary, its estimates of ultimate revenues on a title-by-title basis, which may result in a change in the rate of amortization of the film assets and write-downs or impairments of film assets. Results of operations in future years depend upon the amortization of the Company’s film assets and may be significantly affected by periodic adjustments in amortization rates.
     The Company is subject to impairment losses on its inventories.
     The Company records provisions for excess and obsolete inventory based upon current estimates of future events and conditions, including the anticipated installation dates for the current backlog of theater system contracts, technological developments, signings in negotiation and anticipated market acceptance of the Company’s current and pending theater systems. The Company recently introduced a proprietary digitally-based IMAX projection system. Increased customer acceptance and preference for the Company’s digital projection system may subject existing film-based inventories to further write-downs (resulting in lower margins) as these theater systems become less desirable in the future.
     If the Company’s goodwill or long lived assets become impaired the Company may be required to record a significant charge to earnings.
     Under U.S. GAAP, the Company reviews its long lived assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Goodwill is required to be tested for impairment annually or when events or changes in circumstances indicate an impairment test is required. Factors that may be considered a change in circumstances include (but are not limited to) a decline in stock price and market capitalization, declines in future cash flows, and slower growth rates in the Company’s industry. The Company may be required to record a significant charge to earnings in its financial statements during the period in which any impairment of its goodwill or long lived assets is determined.
     Changes in accounting and changes in management’s estimates may affect the Company’s reported earnings and operating income.
     U.S. GAAP and accompanying accounting pronouncements, implementation guidelines and interpretations for many aspects of the Company’s business, such as revenue recognition, film accounting, accounting for pensions, accounting for income taxes, and treatment of goodwill or long lived assets, are highly complex and involve many subjective judgments. Changes in these rules, their interpretation, management’s estimates, or changes in the Company’s products or business could significantly change its reported future earnings and operating income and could add significant volatility to those measures, without a comparable underlying change in cash flow from operations. See “Critical Accounting Policies” in Item 7 of the Company’s Annual Report on Form 10-K.
     The Company relies on its key personnel, and the loss of one or more of those personnel could harm its ability to carry out its business strategy.
     The Company’s operations and prospects depend in large part on the performance and continued service of its senior management team. The Company may not find qualified replacements for any of these individuals if their services are no longer available. The loss of the services of one or more members of the Company’s senior management team could adversely affect its ability to effectively pursue its business strategy.
     The Company’s ability to adequately protect its intellectual property is limited, and competitors may misappropriate its technology, which could weaken its competitive position.
     The Company depends on its proprietary knowledge regarding IMAX theater systems and digital and film technology. The Company relies principally upon a combination of copyright, trademark, patent and trade secret laws, restrictions on disclosures and contractual provisions to protect its proprietary and intellectual property rights. These laws and procedures may not be adequate to prevent unauthorized parties from attempting to copy or otherwise obtain the Company’s processes and technology or deter others from developing similar processes or technology, which could weaken the Company’s competitive position. The protection provided to the Company’s proprietary technology by the laws of foreign jurisdictions may not protect it as fully as the laws of Canada or the United States. Some of the underlying technologies of the Company’s products and system components are not covered by patents or patent applications.

     The Company has patents issued and patent applications pending, including those covering its digital projector and digital conversion technology. The Company’s patents are filed in the United States, often with corresponding patents or filed applications in other jurisdictions, such as Canada, Belgium, Japan, France, Germany and the United Kingdom. The patents may not be issued or provide the Company with any competitive advantages. The patent applications may also be challenged by third parties. Several of the Company’s issued patents in the United States, Canada and Japan for improvements to IMAX projectors, IMAX 3D Dome and sound system components expire between 2009 and 2024. Any claims or litigation initiated by the Company to protect its proprietary technology could be time consuming, costly and divert the attention of its technical and management resources.
     The Company faces risks in connection with the continued expansion of its business in China and other parts of Asia.
     The first IMAX theater system in a theater in China was installed in December 2001, there were 18 IMAX theaters in China as at March 31, 2009, and 23 additional IMAX theater systems are scheduled to be installed in China by 2013. However, the geopolitical instability of the region comprising China, Taiwan, North Korea and South Korea could result in economic embargoes, disruptions in shipping or even military hostilities, which could interfere with both the fulfillment of the Company’s existing contracts and its pursuit of additional contracts in China.
     Because the Company is incorporated in Canada, it may be difficult for plaintiffs to enforce against the Company liabilities based solely upon U.S. federal securities laws.
     The Company is incorporated under the federal laws of Canada, some of its directors and officers are residents of Canada and a substantial portion of its assets and the assets of such directors and officers are located outside the United States. As a result, it may be difficult for U.S. plaintiffs to effect service within the United States upon those directors or officers who are not residents of the United States, or to realize against them or the Company in the United States upon judgments of courts of the United States predicated upon the civil liability under the U.S. federal securities laws. In addition, it may be difficult for plaintiffs to bring an original action outside of the United States against the Company to enforce liabilities based solely on U.S. federal securities laws.
RISKS RELATED TO THE COMPANY’S PRIOR RESTATEMENTS AND RELATED MATTERS
     The Company is subject to ongoing informal inquiries by regulatory authorities in the U.S. and Canada, and it cannot predict the timing of developments and outcomes in these matters.
     The Company is the subject of informal inquiries by the SEC and the OSC; these inquiries focus on the Company’s accounting policies and related matters. In a letter dated December 13, 2007, the Staff of the Division of Corporation Finance of the SEC notified the Company that it had completed its review of the Company’s Form 10-K and related filings, and did not, at that time, have any further comments; however, other inquiries remain ongoing. The Company cannot predict when these inquiries will be completed or the further timing of any other developments in connection with the inquiries. The Company also cannot predict the results or outcomes of these inquiries.
     Expenses incurred in connection with these informal inquiries (which include substantial fees of lawyers and other professional advisors) continue to adversely affect the Company’s cash position and profitability. The Company may also have potential obligations to indemnify officers and directors who could, at a future date, be parties to such inquiries.
     The informal inquiries may adversely affect the course of the pending litigation against the Company. The Company is currently defending a consolidated class-action lawsuit in the U.S. and a class-action lawsuit in Ontario (see Item 3. Legal Proceedings in the Company’s Annual Report on Form 10-K). Negative developments or outcomes in the informal inquiries could have an adverse effect on the Company’s defense of lawsuits. Finally, the SEC and/or OSC could impose sanctions and/or fines on the Company or its officers in connection with the aforementioned inquiries. The indenture dated as at December 4, 2003, and as thereafter amended and supplemented, governing the Company’s 9.625% Senior Notes due 2010 contains a covenant requiring the timely filing of its financial statements with regulatory agencies. Additional changes to the Company’s accounting policies and/or additional restatements could result in the failure of the Company to meet these deadlines and cause the holders of its Senior Notes to accelerate payment. In addition, these informal investigations could divert the attention of the Company’s management and other personnel for significant periods of time.

     The Company is subject to lawsuits that could divert its resources and result in the payment of significant damages and other remedies.
     The Company’s industry is characterized by frequent claims and related litigation regarding breach of contract and related issues. The Company is subject to a number of legal proceedings and claims that arise in the ordinary course of its business. In addition, the Company is engaged as a defendant in several class action lawsuits filed by certain shareholders of the Company and one action filed by a bondholder of the Company. Since March 2007, this bondholder has repeatedly and unsuccessfully attempted to trigger a default or acceleration under the Indenture. Although the Company was successful in a summary judgment motion at the trial level, the Company cannot assure that it will succeed in defending any claims, that judgments will not be entered against it with respect to any litigation or that reserves the Company may set aside will be adequate to cover any such judgments. If any of these actions or proceedings against the Company is successful, it may be subject to significant damages awards. In addition, the Company is the plaintiff in a number of lawsuits in which it seeks the recovery of substantial payments. The Company is incurring legal fees in prosecuting and defending its lawsuits, and it may not ultimately prevail in such lawsuits or be able to collect on such judgments if it does.
     Although the Company’s directors and officers liability insurance is deemed to provide coverage for the class-action and bondholder lawsuits the Company is defending (see Item 3. Legal Proceedings in the Company’s Annual Report on Form 10-K), the damages in such lawsuits could be significant. Additionally, the defense of these claims (as with the defense or prosecution of all of the Company’s litigation) could divert the attention of the Company’s management and other personnel for significant periods of time.
     The Company has been the subject of anti-trust complaints and investigations in the past and may be sued or investigated on similar grounds in the future.
     Continued negative publicity has affected and may continue to adversely affect the Company’s business and the market price of its publicly traded common shares.
     The Company has been the subject of continuing negative publicity in part as a result of the ongoing informal SEC and OSC inquiries and its prior delay in filing financial statements and restatements of prior results. Continuing negative publicity could have an adverse effect on the Company’s business and the market price of the Company’s publicly traded securities.
RISKS RELATING TO THE COMPANY’S COMMON SHARES AND THE OFFERING
     The Company’s stock price has historically been volatile and declines in market price may negatively affect its ability to raise capital, issue debt, secure customer business and retain employees.
     The Company’s publicly traded shares have in the past experienced, and may continue to experience, significant price and volume fluctuations. This market volatility could reduce the market price of its common shares, regardless of the Company’s operating performance. In addition, in recent months, conditions in the public equity markets has resulted in exceptional volatility in equity prices of some companies. A decline in the capital markets generally, or an adjustment in the market price or trading volumes of the Company’s publicly traded securities, may negatively affect its ability to raise capital, issue debt, secure customer business or retain employees. These factors, as well as general economic and geopolitical conditions, may have a material adverse effect on the market price of the Company’s publicly traded securities, including the common shares you purchase in the offering.
     There may be future sales or other dilution of the Company’s equity, which may adversely affect the market price of our common shares.
          The Company is not generally restricted from issuing additional common shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, common shares. The issuance of any additional common shares or preferred stock or securities convertible into, exchangeable for or that represent the right to receive common shares or the exercise of such securities could be substantially dilutive to holders of the Company’s common shares. The market price of the Company’s common shares could decline as a result of this offering as well as sales of the Company’s common shares made after this offering or the perception that such sales could occur. Because the Company’s decision to issue securities in any future offering will depend on market conditions and other factors beyond its control, the Company cannot predict or estimate the amount, timing or nature of future offerings. Thus, the Company’s shareholders bear the risk of future offerings reducing the market price of the Company’s common shares and diluting their shareholdings in the Company.

     The issuance of the Company’s common shares could result in the loss of the Company’s ability to use certain of the Company’s net operating losses.
          As of March 31, 2009, the Company had approximately $35 million of consolidated or separate U.S. federal tax and state tax net operating loss carryforwards as well as approximately $44 million of U.S. federal branch return loss carryforwards. Realization of any benefit from these U.S. tax net operating losses is dependent on: 1) the Company’s ability to generate future taxable income and 2) the absence of certain future “ownership changes” of the Company’s common shares. An “ownership change,” as defined in the applicable federal income tax rules, would place significant limitations, on an annual basis, on the use of such net operating losses to offset any future taxable income that the Company may generate. Such limitations, in conjunction with the net operating loss expiration provisions, could significantly reduce or effectively eliminate the Company’s ability to use its U.S. net operating losses to offset any future taxable income. The issuance of common shares in the offering could cause an “ownership change.” Such transactions include the issuance of common shares upon future conversion or exercise of outstanding options, warrants and convertible preferred stock.
          The Company’s Canadian loss carryforwards, available future deductions and tax credits, which are also significant, would be assessed for future utilization based on income tax rules outlined in the Canadian Income Tax Act. The issuance of common shares would generally not result in the loss of the Company’s ability to use these Canadian tax attributes
     The Company does not anticipate paying cash dividends on its common shares. Investors in this offering may never obtain a return on their investment.
          You should not rely on an investment in the Company’s common shares to provide dividend income, as the Company has not paid any cash dividends on its common shares and does not plan to pay any in the foreseeable future. Accordingly, investors must rely on sales of their common shares after price appreciation, which may never occur, as the only way to realize any return on their investment.
     The Company’s board of directors may issue, without shareholder approval, special shares with rights and preferences superior to those applicable to our common shares.
               The Company’s Articles of Amalgamation includes a provision for the issuance of special shares, which may be issued in one or more series, with each series containing such rights and preferences as the board of directors may determine from time to time, without prior notice to or approval of shareholders. Among others, such rights and preferences might include the rights to dividends, superior voting rights, liquidation preferences and rights to convert into common shares. The rights and preferences of any such series of special shares, if issued, may be superior to the rights and preferences applicable to the common shares and might result in a decrease in the price of the Company’s common shares.
     You will incur immediate and substantial dilution in the net tangible book value of your shares.
               If you purchase shares in the offering, the value of your shares based on the Company’s actual book value immediately will be less than the price you paid. This reduction in the value of your equity is known as dilution. This dilution occurs in large part because our earlier investors paid less than the price you will pay when you purchase our common shares. If the underwriter exercises its over-allotment option, or if outstanding options to purchase the Company’s common stock are exercised, investors will experience additional dilution. For more information, see “Dilution.”
     The Company will have broad discretion in applying the net proceeds of the offering and may not use those proceeds in ways that will enhance the market value of the Company’s common shares.
               Subject to certain restrictions imposed by our financing facilities, the Company has significant flexibility in applying the net proceeds it will receive in the offering. The Company will use some of the proceeds that its receives from the sale of common shares in the offering to repay outstanding indebtedness, and will use the remainder to pay the expenses of the offering and for general corporate purposes. For more information, see “Use of Proceeds.” As part of your investment decision, you will not be able to assess or direct how the Company applies these net proceeds. If the Company does not apply these funds effectively, it may lose significant business opportunities. Furthermore, the price of the Company’s common shares could decline if the market does not view the Company’s use of the net proceeds from the offering favorably.

USE OF PROCEEDS
     We estimate that the net proceeds to us from this offering after commissions and expenses will be approximately $        million, or approximately $        million if the underwriter exercises its over-allotment in full. We intend to use the net proceeds from the sale of our common shares offered by this prospectus supplement for the repayment of debt, including a portion of our 9 5/8% Senior Notes due December 2010, and for general corporate purposes.
     Pending application of the net proceeds, we will temporarily invest the proceeds in U.S. or Canadian government or agency obligations, commercial paper, money market funds, taxable and tax-exempt notes and bonds, variable-rate demand obligations, bank certificates of deposits or repurchase agreements collateralized by U.S. or Canadian government or agency obligations or we may also deposit the proceeds with banks.

CAPITALIZATION
     The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2009:
•	on an actual basis; and

•	on an as adjusted basis to effect our sale of common shares in this offering, based on the public offering price of $ per share, and after deducting underwriting commissions and estimated offering expenses paid by us, assuming the underwriter does not exercise its over-allotment option.
     This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes thereto that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	March 31, 2009
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$18,721	$

Indebtedness:
Bank indebtedness	$20,000		$20,000
9.625% Senior Notes due 2010	160,000		160,000

Total indebtedness	180,000		180,000

Shareholders’ deficiency:
Common shares, no par value, unlimited number authorized 43,730,631 shares issued and outstanding, historical shares issued and outstanding, as adjusted	142,430
Other equity	5,728
Deficit	(249,651)
Accumulated other comprehensive income	2,974

Total shareholders’ deficiency	(98,519)

Total capitalization	$81,481	$

MARKET PRICE OF COMMON SHARES
     Our common shares trade on the NASDAQ under the symbol “IMAX” and on the TSX under the symbol “IMX.” On May 29, 2009, the last reported sale price of our common shares on NASDAQ and the TSX was $7.50 and Cdn$8.15, respectively. The following tables present quarterly information on the price range of our common shares. This information indicates the high and low sale prices reported by the NASDAQ and the TSX, respectively. As of March 31, 2009, there were approximately 288 holders of record of our common shares.
NASDAQ:

	U.S. Dollars
	High	Low

Fiscal year ended December 31, 2009
First quarter	$5.49	$3.74
Second quarter (through May 29, 2009)	$7.99	$4.28
Fiscal year ended December 31, 2008
Fourth quarter	$5.94	$2.41
Third quarter	$8.28	$5.58
Second quarter	$7.74	$6.45
First quarter	$7.39	$5.27
Fiscal year ended December 31, 2007
Fourth quarter	$7.94	$4.05
Third quarter	$5.21	$3.72
Second quarter	$5.68	$4.05
First quarter	$5.47	$3.61
TSX:

	Canadian Dollars
	High	Low

Fiscal year ended December 31, 2009
First quarter	$6.66	$4.89
Second quarter (through May 29, 2009)	$8.99	$5.45
Fiscal year ended December 31, 2008
Fourth quarter	$6.33	$3.10
Third quarter	$8.32	$5.87
Second quarter	$7.82	$6.51
First quarter	$7.54	$5.37
Fiscal year ended December 31, 2007
Fourth quarter	$7.99	$3.89
Third quarter	$5.49	$3.98
Second quarter	$6.26	$4.35
First quarter	$6.39	$4.22
DIVIDEND POLICY
     We have never paid cash dividends and have no current plans to pay any dividends on our common shares. The payment of dividends is subject to restrictions under the terms of our indebtedness. The payment of any future dividends will be determined by our board of directors in light of conditions then existing, including our financial condition and requirements, future prospects, restrictions in financing agreements, business conditions and other factors deemed relevant by our board of directors.

DILUTION
     If you invest in our common shares, you will experience dilution to the extent of the difference between the public offering price per share you pay in this offering and the net tangible book deficit per common share immediately after this offering. Net tangible book deficit represents the amount of our total tangible assets reduced by our total liabilities. Our net tangible book deficit as of March 31, 2009 was approximately $155,394,701, or $3.5535 per common share. After deducting the estimated underwriter’s commission and estimated offering expenses paid by us, our net tangible book deficit, as adjusted for the offering (assuming no exercise by the underwriter of its over-allotment option), as of March 31, 2009, would have been $      , or $       per common share. Assuming the occurrence of this offering as of March 31, 2009, this represents an immediate decrease in net tangible book deficit of $      per common share to our existing shareholders and an immediate dilution of $           per common share to new investors purchasing our common shares in this offering.
     The following table illustrates the estimated per share dilution:

Public offering price per common share		$

Net tangible book deficit per common share as of March 31, 2009	$3.5535
Increase per share attributable to the offering
As adjusted net tangible book deficit per share after the offering
Dilution to new investors purchasing common shares in the offering
     If the underwriter exercises its over-allotment option in full, the as adjusted net tangible book deficit would decrease to approximately
$            per share, representing an immediate increase in net tangible book deficit of $       per common share to our existing shareholders and an immediate dilution of $       per common share to new investors purchasing our common shares in this offering.
     The exercise of outstanding options and warrants having an exercise price less than the public offering price will increase dilution to new investors.

UNDERWRITING
               We have entered into an underwriting agreement with Roth Capital Partners, LLC with respect to the common shares subject to this offering. Subject to certain conditions, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us    common shares. Our common shares trade on the NASDAQ under the symbol “IMAX” and on the TSX under the symbol “IMX.”
               The underwriting agreement provides that the obligation of the underwriter to purchase the shares offered hereby is subject to certain conditions and that the underwriter is obligated to purchase all of the common shares offered hereby if any of the shares are purchased.
               If the underwriter sells more shares than the above number, the underwriter has an option for 30 days from the date of this prospectus supplement to buy up to an additional           common shares from us at the public offering price less the underwriting commissions to cover these sales.
               The underwriter proposes to offer to the public the common shares purchased pursuant to the underwriting agreement at the public offering price on the cover page of this prospectus supplement. After the shares are released for sale to the public, the underwriter may change the offering price and other selling terms at various times. In connection with the sale of the common shares to be purchased by the underwriter, the underwriter will be deemed to have received compensation in the form of underwriting commissions.
               We have also agreed to reimburse Roth Capital Partners, LLC for certain usual and customary out-of-pocket expenses incurred by it up to an aggregate of $                with respect to the offering and to pay Roth Capital Partners, LLC a 1% nonaccountable expense allowance.
               The following table summarizes the compensation we will pay:

	Per Share		Total
	Without	With	Without	With
	Over-allotment	Over-allotment	Over-allotment	Over-allotment
Underwriting commissions paid by us	$	$	$	$
               We have agreed not to offer, sell, contract to sell or otherwise issue any common shares or securities exchangeable or convertible into common shares, without the prior written consent of Roth Capital Partners, LLC, for a period of 90 days, subject to an 18 day extension under certain circumstances, following the date of this prospectus supplement, subject to certain exceptions. In addition, Richard Gelfond, our chief executive officer and a member of our Board of Directors, has entered into a lock-up agreement with the underwriter. Under this lock-up agreement, subject to exceptions, Mr. Gelfond may not, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of or hedge any common shares or securities convertible into or exchangeable for common shares, or publicly announce to do any of the foregoing, without the prior written consent of Roth Capital Partners, LLC, for a period of 90 days, subject to an 18 day extension under certain circumstances, from the date of this prospectus. This consent may be given at any time without public notice. Mr. Gelfond’s lock-up is subject to exceptions for certain gifts and dispositions intended to generate proceeds to cover tax liabilities arising from the vesting of restricted stock.
               Pursuant to the underwriting agreement, we have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriter or such other indemnified parties may be required to make in respect of any such liabilities.
               We estimate that total expenses payable by us with respect to this offering, excluding underwriting discounts, will be approximately $800,000.
               The underwriter and its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us for which services they have received, and may receive in the future, customary fees.
               In connection with the offering the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.
•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriter of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of the common shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.
        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of the common shares. As a result the price of our common shares may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.
        This prospectus supplement and the accompanying prospectus may be made available in electronic format on the Internet sites or through other online services maintained by the underwriter participating in the offering or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s or our website and any information contained in any other website maintained by the underwriter or by us is not part of the prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.

LEGAL MATTERS
     Certain Canadian legal matters in connection with this offering of our common shares will be passed upon for us by McCarthy Tétrault LLP. We have been represented with respect to U.S. legal matters in connection with this offering of our common shares by Shearman & Sterling LLP. DLA Piper LLP (US) is counsel for the underwriter in connection with this offering.
EXPERTS
     The financial statements, as of December 31, 2008 and December 31, 2007 and for each three years in the period ended December 31, 2008 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) as of December 31, 2008, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information, or obtain copies of the information by mail, at the following location of the SEC:
Public Reference Room
100 F Street, N.E.
Room 1580
Washington, DC 20549
     You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
     The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like IMAX, that file electronically with the SEC. The address of the site is www.sec.gov.
     We are “incorporating by reference” into this prospectus supplement certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference in this prospectus supplement is legally deemed to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information included in this prospectus supplement and the documents listed below. We incorporate the documents listed below:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed on March 13, 2009;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009 filed on May 7, 2009;

•	Proxy Statement on Schedule 14A related to our Annual Meeting of Shareholders to be held on June 3, 2009, filed on April 8, 2009;

•	Current Report on Form 8-K filed on May 15, 2009;

•	All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial registration statement of which this prospectus forms a part until all of the securities being offered under this prospectus or any prospectus supplement are sold (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K); and

•	The description of our common shares contained in the Registration Statement on Form 20-F/A No. 2 filed with the SEC on June 7, 1994, including any amendment or report filed for the purposes of updating such description.
     You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Investor Relations Department
IMAX Corporation
110 East 59th Street, Suite 2100
New York, New York 10022
Tel: (212) 821-0100
     Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in such filings.
     You may also obtain these filings from our website at www.imax.com. Except for the documents specifically incorporated by reference in the prospectus, the information contained on our website does not constitute a part of this prospectus.

Information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 8, 2009
Prospectus
IMAX Corporation
$250,000,000
Debt Securities
Guarantees of Debt Securities
Preferred Shares
Common Shares
Warrants
Stock Purchase Contracts
Units

     We may offer and sell, from time to time in one or more offerings, any combination of debt and equity securities that we describe in this prospectus having an aggregate initial offering price of up to $250,000,000.
     Our debt securities may be guaranteed by certain of our U.S. and Canadian subsidiaries on an unsecured basis.
     This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in an accompanying prospectus supplement. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus, carefully before you invest.
     Our common shares trade on the NASDAQ Global Market under the symbol “IMAX” and on the Toronto Stock Exchange under the symbol “IMX.” On April 7, 2009, the last reported sale price of our common shares on NASDAQ and the TSX was $4.57 and Cdn $5.63, respectively.
     We have not yet determined whether any of the debt securities or any of our preferred shares, warrants, stock purchase contracts, or units will be listed on any exchange or over-the-counter market. If we decide to seek listing of these securities, a prospectus supplement relating to such securities will identify the exchange or market.
     INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS.
     This prospectus may not be used to offer to sell any securities unless accompanied by a prospectus supplement.
     We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2009.

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely on it. The securities are not being offered in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.
     CANADA HAS NO SYSTEM OF EXCHANGE CONTROLS. THERE ARE NO CANADIAN RESTRICTIONS ON THE REPATRIATION OF CAPITAL OR EARNINGS OF A CANADIAN PUBLIC COMPANY TO NON-RESIDENT INVESTORS. THERE ARE NO CANADIAN LAWS OR EXCHANGE RESTRICTIONS AFFECTING THE REMITTANCE OF DIVIDENDS, INTEREST, ROYALTIES OR SIMILAR PAYMENTS TO NON-RESIDENT HOLDERS OF OUR SECURITIES, EXCEPT FOR INCOME TAX PROVISIONS WHICH MAY APPLY TO PARTICULAR SECURITIES TO BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT.
     Unless the context requires otherwise or otherwise as expressly stated, the terms “we,” “our,” “us,” “IMAX” and the “Company” refer to IMAX Corporation, a corporation incorporated under the federal laws of Canada, and its consolidated subsidiaries.

     IMAX®, IMAX® Dome, IMAX® 3D, IMAX® 3D Dome, The IMAX Experience®, An IMAX Experience®, IMAX DMR®, IMAX MPX®, IMAX think big® and think big® are trademarks and trade names of the Company or its subsidiaries that are registered or otherwise protected under laws of various jurisdictions.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     Certain statements included or incorporated by reference in this prospectus may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, references to future capital expenditures (including the amount and nature thereof), business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, plans and references to the future success of the Company together with its wholly-owned subsidiaries and expectations regarding the Company’s future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to, general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by the Company; competitive actions by other companies; U.S. and Canadian regulatory inquiries; conditions in the in-home and out-of-home entertainment industries; changes in laws or regulations; conditions, changes and developments in the commercial exhibition industry; risks associated with the performance of the Company’s new technologies; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; the potential impact of increased competition in the markets the Company operates within; and other factors, many of which are beyond the control of the Company. Consequently, all of the forward-looking statements included or incorporated by reference in this prospectus are qualified by these cautionary statements, and actual results or anticipated developments by the Company may not be realized, and even if substantially realized, may not have the expected consequences to, or effects on, the Company. We urge you to review carefully the section entitled “Risk Factors” in this prospectus and any prospectus supplement for additional details about risks that may affect these forward-looking statements. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.
ABOUT THIS PROSPECTUS
          This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings up to an aggregate initial offering price of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the later-dated document modifies or supersedes the earlier statement.
               You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

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SUMMARY
     This summary is not complete and does not contain all of the information that you should consider before buying our securities. You should read the entire prospectus carefully including, in particular, the section entitled “Risk Factors” beginning on page 2 and the more detailed information and financial statements and related notes appearing elsewhere or incorporated by reference in this prospectus before making an investment decision.
IMAX Corporation
          We, together with our wholly-owned subsidiaries, are one of the world’s leading entertainment technology companies, specializing in digital and film-based motion picture technologies and large-format two-dimensional and three-dimensional film presentations. Our principal business is the design, manufacture, sale and lease of theater systems based on proprietary and patented technology for large format theaters, including commercial theaters, museums and science centers, and destination entertainment sites. The majority of these theaters are operated by third parties. We generally do not own IMAX theaters, but we license the use of our trademarks along with the sale or lease of our equipment. We refer to all theaters using the IMAX theater system as IMAX theaters.
          We are also engaged in the production, digital re-mastering, post-production and distribution of large-format films, the operation of IMAX theaters and the provision of services in support of IMAX theaters and the IMAX theater network.
          We were formed in March 1994 as a result of an amalgamation between WGIM Acquisition Corp. and our predecessor, IMAX Corporation. The predecessor IMAX was incorporated in 1967.
          Our principal executive offices are located in: Mississauga, Ontario, Canada; New York, New York; and Santa Monica, California. The address and phone number for our Mississauga office is as follows: 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, (905) 403-6500. The address and phone number for our New York office is as follows: 115 E. 59th Street, Suite 2100, New York, New York, 10022, (212) 821-0100. The address and telephone number for our Santa Monica office is as follows: 3003 Exposition Blvd., Santa Monica, California, 90405, (310) 255-5500.

RISK FACTORS
     An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks described in the section entitled “Risk Factors” in any prospectus supplement and the risks described in the Company’s most recent Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q. The occurrence of any of these risks could materially adversely affect our business, operating results and financial condition.
          The risks and uncertainties we describe are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of the securities and the loss of all or part of your investment.
RATIO OF EARNINGS TO FIXED CHARGES
     Our ratio of our earnings to fixed charges for the periods indicated is set forth below. The information set forth below should be read together with the financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2008 incorporated by reference into this prospectus.

	Years ended December 31,
	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges	(0.78)	(0.56)	0.33	1.39	1.36
     For the purposes of these computations, earnings have been calculated as the sum of (i) income (loss) from continuing operations before income taxes, equity income (losses) in affiliates, minority interest, cumulative effect of change in accounting principle and extraordinary gain on acquisition of minority interest and (ii) fixed charges. Fixed charges consist of the sum of (i) interest cost (whether expensed or capitalized), amortized premiums, discounted and capitalized expenses related to indebtedness and (ii) an estimate of the interest within rental expense. The ratio of earnings to fixed charges was less than 1:1 for the year ended December 31, 2006. In order to achieve a ratio of earnings to fixed charges of 1:1, we would have had to generate an additional $11.9 million in earnings in the year ended December 31, 2006. The ratio of earnings to fixed charges was less than 1:1 for the year ended December 31, 2007. In order to achieve a ratio of earnings to fixed charges of 1:1, we would have had to generate an additional $28.5 million in earnings in the year ended December 31, 2007. The ratio of earnings to fixed charges was less than 1:1 for the year ended December 31, 2008. In order to achieve a ratio of earnings to fixed charges of 1:1, we would have had to generate an additional $33.5 million in earnings in the year ended December 31, 2008.
     If we use this prospectus to issue preferred shares, the prospectus supplement will include a ratio of combined fixed charges and preferred dividends to earnings, as appropriate. We had no preferred shares outstanding in any of the periods shown.

USE OF PROCEEDS
     Unless we state otherwise in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities that may be offered by this prospectus and the applicable prospectus supplement for general corporate purposes, which may include repayment of debt, acquisitions, capital expenditures and working capital needs, and for repurchases of common shares. We will determine the allocation of the net proceeds of an offering of securities to a specific purpose, if any, at the time of the offering and we will describe such allocation in the applicable prospectus supplement. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement.
     We may temporarily invest any proceeds that are not immediately applied to the above purposes in U.S. government or agency obligations, commercial paper, money market funds, taxable and tax-exempt notes and bonds, variable-rate demand obligations, bank certificates of deposits or repurchase agreements collateralized by U.S. government or agency obligations. We may also deposit the proceeds with banks.

DESCRIPTION OF DEBT SECURITIES
          The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. Because the terms of a specific series of debt securities may vary from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that varies from any information below.
          We may issue senior notes under a senior indenture to be entered into among, us, a trustee to be named in the senior indenture and, if guaranteed, the subsidiary guarantors named therein. We may issue subordinated notes under a subordinated indenture to be entered into among us, a trustee to be named in the subordinated indenture and, if guaranteed, the subsidiary guarantors named therein. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable. We urge you to read the indenture applicable to your investment because the indenture, and not this section, defines your rights as a holder of debt securities.
          The debt securities may be guaranteed by certain of our U.S. and Canadian subsidiaries.
          Under applicable Canadian law, a Canadian licensed trust company may be required to be appointed as co-trustee under any or all of the indentures in certain circumstances. In such circumstances, it is anticipated that application will be made to the appropriate Canadian regulatory authorities for exemptions from this and other requirements of Canadian law applicable to the indentures. If such relief is not obtained, the applicable legislative requirements will be complied with at the time of the applicable offering.
          The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.
General
          We will describe in the applicable prospectus supplement terms relating to a series of notes including, but not limited to, the following:
•	the title;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of notes in global form, and, if so, who the depository will be;

•	the maturity date;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the interest payment dates and the regular record dates for interest payment dates or the method for determining such dates;

•	whether the notes will be secured or unsecured, and the terms of any secured debt;

•	whether the notes will be guaranteed by our subsidiaries;

•	whether the notes and/or any guarantees will be senior or subordinated;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of notes;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	a discussion on any material or preferred United States federal income tax considerations applicable to the notes;

•	whether and under what circumstances we will pay additional amounts to non-Canadian holders in respect of any tax assessment or government charge, and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts;

•	the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any deleted, modified or additional events of default or remedies or additional covenants with respect to the debt securities.
          We may issue the debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount, or as payment-in-kind securities which may constitute original issue discount securities for U.S. federal income tax purposes. The prospectus supplement relating to the original issue discount securities will describe U.S. federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to any specific debt securities will also describe any material additional tax considerations applicable to such debt securities.
Debt Guarantees
          Unless otherwise set forth in the applicable prospectus supplement, our notes will be guaranteed by certain of our U.S. and Canadian subsidiaries. If a series of notes is guaranteed by subsidiary guarantors, the guarantee will be set forth in the applicable indenture or in a supplemental indenture.
          Payments with respect to subsidiary guarantees of our subordinated notes will be subordinated in right of payment to the prior payment in full of all senior indebtedness of each such subsidiary guarantor to the same extent and manner that payments with respect to our subordinated notes are subordinated in right of payment to the prior payment in full of all of our senior indebtedness.
Conversion or Exchange Rights
          We will set forth in the applicable prospectus supplement the terms on which a series of notes may be convertible into or exchangeable for common shares or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of common shares or other securities of ours that the holders of the series of notes receive would be subject to adjustment.
Consolidation, Merger or Sale
          Unless otherwise described in the prospectus supplement of any series, we will not consolidate, amalgamate or merge with or enter into any statutory arrangement with any other corporation or effect any conveyance, transfer or lease of all or substantially all of our properties and assets unless the following specified conditions are satisfied:
•	the resulting entity must agree to be legally responsible for the debt securities and be a corporation, partnership or trust organized and existing under the laws of Canada or any province or territory thereof, the United States, any state thereof or the District of Columbia or, if such transaction would not impair your rights, any other country provided the successor entity assumes our obligations under the debt securities and the indenture to pay additional amounts;

•	the merger or sale of all or substantially all of our assets must not cause a default on the debt securities, and we must not already be in default (unless the merger or sale would cure the default) with respect to the debt securities; and

•	we must satisfy any other requirements specified in the applicable prospectus supplement relating to a particular series of debt securities.

Events of Default Under the Indenture
          The following are events of default under the indentures with respect to any series of notes that we may issue:
•	if we fail to pay interest when due and our failure continues for 30 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	if we, or one of our subsidiary guarantors, fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 60 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.
          If an event of default with respect to notes of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, on and accrued interest, if any, on the notes due and payable immediately.
          The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
          Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:
•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
          A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:
•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after the notice, request and offer.
          These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal of, premium, if any, or interest on, the notes.
          We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture
          We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:
•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to change anything that does not materially adversely affect the interests of any holder of notes of any series; and

•	other matters specified in the applicable prospectus supplement.
          In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, the following changes require the consent of each holder of any outstanding notes affected:
•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, reducing the rate of interest, or any premium payable upon the redemption of any notes;

•	release a guarantor from its obligations under its guarantee, other than in accordance with the terms thereof;

•	reducing the minimum percentage of notes, the holders of which are required to consent to any amendment; or

•	other matters specified in the applicable prospectus supplement.
Defeasance
          The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement or term sheet that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
          Covenant Defeasance. Under current United States federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. In order to achieve covenant defeasance, we must do the following:
•	If the debt securities of the particular series are denominated in U.S. dollars, deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency debt securities or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	Deliver to the trustee a legal opinion of our U.S. counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

•	Deliver to the trustee a legal opinion of our Canadian counsel or a ruling from the Canada Revenue Agency confirming that, under current Canadian federal or provincial income tax or other tax purposes, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

•	Deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.
          If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
          Full Defeasance. If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•	If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency debt securities or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion of U.S. counsel confirming that there has been a change in current United States federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current United States federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and debt securities or bonds at the time the cash and debt securities or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.

•	We must deliver to the trustee a legal opinion of Canadian counsel confirming that there has been a change in current Canadian federal or provincial income tax law or a ruling from the Canada Revenue Agency that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current Canadian federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and debt securities or bonds at the time the cash and debt securities or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.

•	We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.
          If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.
Discharge
          Each indenture provides that we can elect, under certain circumstances, to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:
•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.
          In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
          We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depository named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.
          At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

          Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will not require any payment for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
          We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.
          If we elect to redeem the notes of any series, we will not be required to:
•	issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.
Information Concerning the Trustee
          The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
          Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.
          We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee in the city of New York as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.
          All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.
Governing Law
          The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York.

LEGAL OWNERSHIP OF SECURITIES
          We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.
          As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
          We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn hold beneficial interests in the securities on behalf of themselves or their customers.
          Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
          As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.
Street Name Holders
          We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
          For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.
Legal Holders
          Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
          For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders
          If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
          A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
          Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, Depository Trust Company, known as DTC, will be the depositary for all securities issued in book-entry form.
          A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.
          If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
          As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a legal holder of securities and instead deal only with the depositary that holds the global security.
          If securities are issued only in the form of a global security, an investor should be aware of the following:
•	An investor cannot cause the securities to be registered in his or her name and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below.

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above.

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations when a Global Security Will Be Terminated
          In a few special situations described below, the global security will terminate, and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.
          The global security will terminate when the following special situations occur:
•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
          The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

DESCRIPTION OF PREFERRED SHARES
          We have the ability to issue an unlimited number of special shares, which we refer to herein as preferred shares, in series with such terms as our board of directors may determine. Any such series of special shares could have rights equal or superior to the rights of our common shares.
          The following briefly summarizes the provisions of our articles that would be important to holders of our special shares. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our articles which is an exhibit to the registration statement which contains this prospectus. The description of most of the financial and other specific terms of your series will be in the prospectus supplement accompanying this prospectus. We encourage you to review complete copies of our articles and by-law.
          The specific terms of your series of special shares as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of special shares. The terms in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.
Our Authorized Special Shares
          Under our articles, our board of directors is authorized, without further action by our shareholders, to issue at any time an unlimited number of special shares. Our board of directors may from time to time before the issue thereof fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to, each series of special shares. The special shares shall be entitled to priority over the common shares and all other shares ranking junior to the special shares with respect to the payment of dividends and the distribution of our assets in the event of any liquidation, dissolution or winding-up or other distribution of our assets among our shareholders for the purpose of winding-up our affairs. Except as otherwise provided by law or as may be required by the rules of the applicable national securities exchange or quotation service, the holders of the special shares shall not, as such, be entitled to receive notice of or to attend any meeting of our shareholders and shall not be entitled to vote at any such meeting. Without limiting the generality of the foregoing, the holders of the special shares shall not be entitled to vote separately as a class on any proposal to amend our articles to:
•	increase or decrease any maximum number of authorized special shares, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the special shares;

•	effect an exchange, reclassification or cancellation of all or part of the special shares; or

•	create a new class of shares equal or superior to the special shares.
               The prospectus supplement relating to the particular series of special shares will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:
•	the offering price at which we will issue the special shares;

•	the title, designation of number of special shares and stated value of the special shares;

•	the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to cumulate;

•	any conversion or exchange rights;

•	whether the special shares will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our articles.

          When we issue and receive payment for the special shares, the shares will be fully paid and non-assessable, which means that the holders will have paid their purchase price in full and that we may not ask them to surrender additional funds.
          The rights of holders of the special shares offered may be adversely affected by the rights of holders of any special shares that may be issued in the future. Our board of directors may cause the special shares to be issued in public or private transactions for any proper corporate purposes and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors’ ability to issue special shares may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to acquire us without negotiating with our board of directors.
Transfer Agent and Registrar
          The transfer agent, registrar and dividend disbursement agent for the special shares will be stated in the applicable prospectus supplement.

DESCRIPTION OF COMMON SHARES
          Our authorized capital stock consists of an unlimited number of common shares. As of April 7, 2009, there were 43,730,631 common shares outstanding. Our common shares are quoted on the NASDAQ Global Market under the symbol “IMAX” and are listed on the Toronto Stock Exchange under the symbol “IMX.”
          The following description of our common shares and provisions of our articles and by-law is only a summary. The description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our articles and by-law, which are exhibits to the registration statement which contains this prospectus. We encourage you to review complete copies of our articles and by-law.
Voting Rights
          Each holder of our common shares is entitled to one vote for each share on all matters submitted to a vote of our stockholders, including the election of our directors. The rights attached to the common shares do not provide for cumulative voting rights or preemptive rights. Accordingly, the holders of a majority of our outstanding common shares entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.
Dividends
          The holders of common shares are entitled to receive dividends if, as and when declared by our board of directors, subject to the rights of the holders of any other class of our shares entitled to receive dividends in priority to the common shares. Certain of the instruments governing our existing indebtedness restrict our rights to pay dividends to the holders of the common shares.
Liquidation, Dissolution or Winding Up
          If we liquidate, dissolve or wind up, the holders of our common shares are entitled to share ratably in all assets legally available for distribution to stockholders after payment of any liquidation or distribution preference payable with respect to any other then outstanding classes of stock entitled to such preference.
Rights and Preferences
          Our common shares have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to our common shares.
Board Classification
          Under our articles, our board of directors is divided into three classes, each of which serves for a three year term.
Change of Control
          Under Canadian law, the affirmative vote of two-thirds of the votes cast is required for shareholder approval of an amalgamation (other than certain short form amalgamations), for any sale, lease or exchange of all, or substantially all, of our assets, if not in the ordinary course of our business, and certain other fundamental changes including an amendment to the articles of amalgamation. Other shareholder action is generally decided by a majority of the votes cast at a meeting of shareholders.
          There is no limitation imposed by Canadian law or by our articles or other charter documents on the right of a non-resident to hold or vote common shares, other than as provided by the Investment Canada Act, which requires notification and, in certain cases, advance review and approval by the Government of Canada of the acquisition by a non-Canadian of control of a Canadian business.
          The authorization of undesignated special shares in our articles makes it possible for our board of directors to issue special shares with rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of us.
Transfer Agent and Registrar
          The transfer agent and registrar for our common shares is Computershare Trust Company N.A. in the United States and Computershare Investor Services Inc. in Canada.

DESCRIPTION OF WARRANTS
          The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common shares or debt securities and which may be issued in one or more series. Warrants may be offered independently or together with other securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.
          Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.
          The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants, which we will file with the SEC in connection with the offering of such warrants.
General
          We will describe in the applicable prospectus supplement the terms relating to a series of warrants, which may include some or all of the following:
•	the title of the warrants;

•	the offering price and the aggregate number of warrants offered;

•	the currency or currencies in which the warrants are being offered;

•	the designation, number and terms of the debt securities, common shares, or preferred shares that can be purchased if a holder exercises a warrant and procedures by which the numbers may be adjusted;

•	the exercise price of such warrants and the currency or currencies in which such exercise price is payable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which such right expires;

•	certain federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.
          Warrants will be in registered form only.
          If the warrants are offered attached to common shares, preferred shares or debt securities, the applicable prospectus supplement will also describe the date on and after which the holder of the warrants can transfer them separately from the related common shares, preferred shares or debt securities.
Governing Law
          Each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
          We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of our common shares or preferred shares, as applicable, at a future date or dates. The price per common share or preferred share, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish.
          The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:
•	whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common shares or preferred shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common shares or preferred shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts; and

•	whether the stock purchase contracts will be issued in fully registered or global form.
          The applicable prospectus supplement will describe the terms of any stock purchase contracts. The preceding description and any description of stock purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such stock purchase contracts.

DESCRIPTION OF UNITS
          We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
          The applicable prospectus supplement may describe:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.
          The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION
          We may sell the securities being offered hereby in one or more of the following ways from time to time:
•	through agents to the public or to investors;

•	to one or more underwriters for resale to the public or to investors;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to purchasers; or

•	through a combination of these methods of sale.
          We will set forth in a prospectus supplement the terms of the offering of securities, including:
•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.
          If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.
          We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.
          Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.
          We will bear all costs, expenses and fees in connection with the registration of the securities as well as the expenses of all commissions and discounts, if any, attributable to the sales of securities by us.
          Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common shares, which are listed on the NASDAQ Global Market and on the Toronto Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

LEGAL MATTERS
     Unless otherwise specified in a prospectus supplement, certain Canadian legal matters in connection with this offering of securities will be passed upon for us by McCarthy Tétrault LLP and certain U.S. legal matters in connection with this offering of securities will be passed upon for us by Shearman & Sterling LLP.
EXPERTS
     The financial statements as of December 31, 2008 and December 31, 2007 and for each of the three years in the period ended December 31, 2008 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2008 incorporated in this Prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information, or obtain copies of the information by mail, at the following location of the SEC:
Public Reference Room
100 F Street, N.E.
Room 1580
Washington, DC 20549
     You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
     The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like IMAX, that file electronically with the SEC. The address of the site is www.sec.gov.
     In addition, we are subject to the filing requirements prescribed by the securities legislation of all Canadian provinces. These filings are available electronically from the Canadian System for Electronic Document Analysis and Retrieval at www.sedar.com, which is commonly known by the acronym “SEDAR.” The address of the site is www.sedar.com,
     We are “incorporating by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference in this prospectus is legally deemed to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information included in this prospectus and the documents listed below. We incorporate the documents listed below:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed on March 13, 2009;

•	Proxy Statement on Schedule 14A related to our Annual Meeting of Shareholders to be held on June 3, 2009, filed on April 8, 2009;

•	All documents filed by us pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial registration statement of which this prospectus forms a part until all of the securities being offered under this prospectus or any prospectus supplement are sold (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K); and

•	The description of our common shares contained in the Registration Statement on Form 20-F/A No. 2 filed with the SEC on June 7, 1994, including any amendment or report filed for the purposes of updating such description.
     You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Investor Relations Department
IMAX Corporation
110 East 59th Street, Suite 2100
New York, New York 10022
Tel: (212) 821-0100
     Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in such filings.
     You may also obtain these filings from our website at www.imax.com. Except for the documents specifically incorporated by reference in the prospectus, the information contained on our website does not constitute a part of this prospectus.

$250,000,000
Debt Securities
Preferred Shares
Common Shares
Warrants
Stock Purchase Contracts
Units

Prospectus
, 2009